Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common shares, par value CHF 0.08 per share, of ADC Therapeutics SA, a société anonyme domiciled in Epalinges, Switzerland, and organized under the laws of Switzerland, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Rule 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such person knows or has reason to believe that such information is in accurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

February 10, 2021

AstraZeneca PLC

/s/ Adrian Kemp
Signature

Adrian Kemp, Company Secretary
Name/Title

AstraZeneca UK Limited

/s/ Adrian Kemp
Signature

Adrian Kemp, Company Secretary
Name/Title